Exhibit 107
Calculation of Filing Fee Table
SCHEDULE 14A
(Form Type)

Global Business Travel Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Transaction Valuation

	Note #	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to Be Paid	1	$5,171,358,045.72	0.0001381	$714,164.55
Fees Previously Paid
Total Transaction Valuation		$5,171,358,045.72
Total Fees Due for Filing				$714,164.55
Total Fees Previously Paid				$0.00
Total Fee Offsets	2			$173,196.24
Net Fee Due				$540,968.31

(1)	(a)
Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated as the sum of (i) 521,702,478 issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Global Business Travel Group, Inc. (the “Company”), multiplied by $9.50 per Share (the “Merger Consideration”); (ii) the product of (x) 2,736,255 Shares issuable upon the exercise of outstanding options to purchase Shares with exercise prices less than $9.50 per Share granted under the equity plans of the Company (the “Company Equity Plans”), and (y) $2.66776003 (which is the difference of the Merger Consideration and the weighted average exercise price per Share of $6.83223997 of such options); (iii) 17,570,705 Shares underlying outstanding restricted stock units granted under the Company Equity Plans, multiplied by the Merger Consideration; (iv) 3,812,574 Shares underlying outstanding performance restricted stock units granted under the Company Equity Plans, multiplied by the Merger Consideration; and (v) 499,335 Shares estimated to be issuable through the end of the current offering period under the Company Employee Stock Purchase Plan, multiplied by the Merger Consideration. The calculation of the filing fee is based on information available to the Company as of May 15, 2026.

(b)
The filing fee was calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, Exchange Act Rule 0-11 and Fee Rate Advisory No. 1 for Fiscal Year 2026, issued on August 25, 2025, and effective October 1, 2025, by multiplying the transaction valuation by 0.0001381 ($138.10 per $1,000,000).

Table 2 - Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 0-11(a)(2)
Fees Offset Claims	1		S-1	333-265748	06/21/2022		$173,196.24
Fees Offset Sources	2	Global Business Travel Group, Inc.	S-1	333-265748		06/21/2022		$264,932.00

(1)
On June 21, 2022, the Company filed a registration statement on Form S-1 (Registration No. 333-265748), as amended, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2022 (the “2022 Registration Statement”). The 2022 Registration Statement registered 409,448,481 shares of Class A Common Stock of the registrant in a primary offering (the “Primary Offering”) with an aggregate offering price not to exceed $2,857,950,397.38. In connection with the Primary Offering, the Company paid a filing fee of $264,932.00. On July 11, 2022, the Company received comments from the staff of the SEC, pursuant to which the Company revised the 2022 Registration Statement and the related registration fee table to remove the Primary Offering, thereby terminating the Primary Offering. As a result, $264,932.00 in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the 2022 Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Company applied (i) $35,938.99 of such unused fees to offset the filing fee payable in connection with its registration statement on Form S-3 filed on June 1, 2023 (Registration No. 333-272339) and (ii) $55,796.77 of such unused fees to offset the filing fee payable in connection with its registration statement on Form S-3ASR filed on October 29, 2025 (Registration No. 333-291154). As a result, $173,196.24 (the “Unused Fees”) in previously paid fees remained available for future offset. In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $173,196.24 of the Unused Fees to offset the filing fee payable in connection with this filing.

(2)	See Note #1.